Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statements on Form S-1/A of Frankly, Inc. and Subsidiaries of our report dated September 19, 2016, relating to the financial statements of Gannaway Web Holdings, LLC (dba Worldnow) as of August 25, 2015 and for the period from January 1, 2015 to August 25, 2015, and to the reference to our Firm under the caption “Experts”.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

June 15 , 2017